Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com FLOTEK INDUSTRIES RECEIVES CONTINUED LISTING STANDARD NOTICE FROM NYSE HOUSTON, December 10, 2021 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced it has received written notice from the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s shares of common stock was below $1.00 per share over a period of 30 consecutive trading days, which is below the requirement for continued listing on the NYSE. In accordance with applicable NYSE procedures, the Company plans to notify the NYSE that it intends to cure the $1.00 per share deficiency. Based on the applicable NYSE procedures, the Company has six months following the receipt of the notice to cure the deficiency and regain compliance. The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE subject to the Company’s continued compliance with the other listing requirements of the NYSE. The common stock of the Company will continue to trade under the symbol “FTK,” but will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company is deemed to be in compliance. The Company intends to monitor the closing share price for its common stock and explore available options to regain compliance. About Flotek Industries, Inc. Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology- driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes. delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize tile value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com. Forward -Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of tile Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management. such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward -looking statements, which speak only as of the dale of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release. Inquiries, contact: Investor Relations E: ir@flotekind.com P: (713) 726-5322 Exhibit 99.1